Obalon Appoints Bob MacDonald as Chief Retail Officer

Experienced executive with successful track record of leading strategic growth initiatives, including national chain of retail cosmetic surgery clinics

SAN DIEGO, CA, June 10, 2019 (GLOBE NEWSWIRE) -- Obalon Therapeutics, Inc. (NASDAQ:OBLN), a vertically integrated medical technology company with the first and only FDA-approved swallowable, gas-filled intragastric balloon system for the treatment of obesity, announces the appointment of Bob MacDonald to the newly created position of Chief Retail Officer. In this role, Mr. MacDonald will be primarily responsible for establishing Obalon-owned retail clinics focused on weight loss utilizing the Obalon Balloon System.
“Bob’s outstanding experience in developing a successful national chain of aesthetic retail medical clinics for Sono Bello is a natural fit for Obalon, as we implement a retail-focused initiative to bring our proven weight loss solution to more patients,” said William J. Plovanic, Obalon’s President and Chief Financial Officer. “His proven ability to build and manage consumer-driven businesses provides an important skill set to our management team as we embark on the Company’s next chapter.”
“I am delighted to join the Obalon team, and to begin pursuing the strong consumer interest in the Obalon Balloon System, to more efficiently convert patient interest into actively treated patients,” said Mr. MacDonald. “The Company’s initiative on the retail medicine segment is an exciting proposition, and I am looking forward to executing on our mission to help obese individuals lose weight, look great, feel great and improve their overall health with our novel FDA-approved technology.”
With over 25 years of corporate development and management experience, Mr. MacDonald has been helping retailers and consumer services companies develop and execute strategies to acquire new customers, expand into new markets, and drive profitable growth. In his most recent role, Mr. MacDonald was VP of Growth for Sono Bello, where he expanded the network of cosmetic surgery clinics from 16 in 2016 to over 40 in 2019. He was responsible for real estate, construction, staffing, and operational ramp-up for all new clinics, opening up 15 new markets in the Midwest, mid-Atlantic, and Southwest regions. Mr. MacDonald was also responsible for the launch and testing of new products and services within Sono Bello, including the Obalon Balloon System.
Prior to Sono Bello, he held both corporate strategy and management leadership roles at Staples (7 years) and McDonald’s (10 years), where he led the operational turn-around of over 800 McDonald’s restaurants. Mr. MacDonald also has over 10 years of experience in management consulting with Ernst & Young and Oliver Wyman, and is currently working as an independent consultant, where his clients have included Wal-Mart and Comcast. Mr. MacDonald holds a BA degree in Economics from the University of Notre Dame, and earned his MBA from Harvard Business School.
As part of the transition to a revised, more focused commercial strategy, Obalon continues to improve the efficiency of its operations and reduce operating expenses. The Company has offered voluntary separation packages to approximately 15 employees, including several senior executives. No assurances can be given that all employees offered these packages will accept.
About Obalon Therapeutics, Inc.
Obalon Therapeutics, Inc. (NASDAQ:OBLN) is a San Diego-based company focused on developing and commercializing novel technologies for weight loss. For more information, please visit www.obalon.com.
Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Obalon Therapeutics, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor of the Private Securities Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause Obalon Therapeutics' future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Obalon Therapeutics undertakes no obligation to update or revise any forward-looking statements. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Obalon Therapeutics' business in general, please refer to Obalon Therapeutics’ annual report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2019, Form 10-Q filed with the Securities and Exchange Commission on May 10, 2019, and its future periodic reports filed with the Securities and Exchange Commission.
For Obalon Therapeutics, Inc.
Investor Contact:
William Plovanic
President and Chief Financial Officer
Obalon Therapeutics, Inc.
Office: +1 760 607 5103
wplovanic@obalon.com

Obalon Therapeutics, Inc.